CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the inclusion in this registration statement on Form N-4 (File No. 33-54924) of our reports dated January 28, 1998, on our audits of the financial statements of Empire Fidelity Investments Life Insurance Company and Empire Fidelity Investments Variable Annuity Account A. We also consent to the reference of our Firm under the caption "Independent Accountants" in the Statement of Additional Information.

       COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
April 24, 1998